UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2023

LF Capital Acquisition Corp. II

(Exact name of registrant as specified in its charter)

Delaware	001-41071	86-2195674
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1909 Woodall Rodgers Freeway, Suite 500
Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

(214) 741-6105

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-half of one Redeemable Warrant	LFACU	The Nasdaq Stock Market LLC

Class A Common Stock, par value $0.0001 per share	LFAC	The Nasdaq Stock Market LLC

Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	LFACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

LF Capital Acquisition Corp. II (the “LF II”) today announced that its previously announced special meeting of stockholders (the “Meeting”) will be postponed from 11:00 a.m. Eastern Time on June 13, 2023 to 5:00 p.m. Eastern Time on June 26, 2023 (the “Postponement”) to allow LF II additional time to engage with shareholders.

In connection with the announcement, LF II filed a revised proxy statement which also revised the proposed contribution to the trust account proposed in the charter amendment proposal, which now proposes to amend LF II’s current charter to permit LF II to extend the date by which LF II has to consummate a business combination from August 19, 2023 to November 19, 2023 (the “Extended Date”), by increasing the number of one-month extensions of the deadline to complete the initial business combination from six to nine (the “Extensions”) by depositing into the trust account (the “Trust Account”) established in connection with LF II’s initial public offering (the “IPO”) for each Extension beginning July 19, 2023 the lesser of (i) $200,000 or (ii) $0.03 per share of LF II’s Class A common stock (the “Class A common stock”), par value $0.0001, sold in the IPO, per extension (the “Charter Amendment” and, such proposal the “Charter Amendment Proposal”).

The record date for determining LF II’s shareholders entitled to receive notice of and to vote at the Meeting remains the close of business on May 12, 2023 (the “Record Date”). Shareholders as of the Record Date can vote, even if they have subsequently sold their shares. Shareholders who have previously submitted their proxies or otherwise voted and who do not want to change their vote need not take any action. Shareholders who have not yet done so are encouraged to vote as soon as possible.

As a result of the Postponement, the previously disclosed deadline of June 9, 2023 (two business days before the Meeting, as originally scheduled) for delivery of redemption requests from LF II’s shareholders to LF II’s transfer agent has been extended to June 21, 2023 (three business days before the postponed Meeting). Shareholders who wish to withdraw their previously submitted redemption request may do so prior to the postponed Meeting by requesting that LF II’s transfer agent return such shares by 5:00 p.m. Eastern Time on June 21, 2023. If any such shareholders have questions or need assistance in connection with the Meeting, please contact LF II’s proxy solicitor, Morrow Sodali LLC, by calling (800) 662-5200.

Forward-Looking Statements

This 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements may include, but are not limited to, statements regarding the date of the Meeting and the proposed Contribution. These statements are based on current expectations on the date of this 8-K and involve a number of risks and uncertainties that may cause actual results to differ significantly. LF II does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

Additional Information and Where to Find It

On May 24, 2023, the LF II filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies for the Meeting, as amended by that certain Amendment Number 1 that was filed with the SEC on June 2, 2023 and that certain Amendment Number 2 that was filed with the SEC on June 13, 2023. INVESTORS AND SECURITY HOLDERS OF LF II ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER DOCUMENTS LF II FILES WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the definitive proxy statement (including any amendments or supplements thereto) and other documents filed with the SEC through the web site maintained by the SEC at www.sec.gov or by contacting LF II’s proxy solicitor.

Participants in the Solicitation

LF II and its respective directors and officers may be deemed to be participants in the solicitation of proxies from shareholders in connection with the Meeting. Additional information regarding the identity of these potential participants and their direct or indirect interests, by security holdings or otherwise, is set forth in the definitive proxy statement. You may obtain free copies of these documents using the sources indicated above.

About LF Capital Acquisition Corp. II

LF II is a blank check company incorporated on February 19, 2021, as a Delaware corporation for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. For more information, visit https://www.lfcapital.co/.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated June 13, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LF Capital Acquisition Corp. II

By:	/s/ Elias Farhat
Name: Elias Farhat
Title: Chief Executive Officer

Date: June 13, 2023